EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS







     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42153) of Cenex Harvest States Cooperatives of our report dated October 20, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota

November 17, 2000